Exhibit 10.3

REDACTIONS MADE

Execution Version

V42

Digital Asset Execution Term Sheet

Effective Date	September 16, 2022

NYDIG Execution	NYDIG Execution LLC, a Delaware LLC registered as a Money Services Business with the Financial Crimes Enforcement Network and licensed with a BitLicense by the New York State Department of Financial Services.

Client [Legal name of customer], a [state] [type of entity] OR Full Legal Name	Lake Mariner Data LLC, a Delaware limited liability company.

Client Contact Info Address, Phone, Email	9 Federal Street, Easton, MD 21601 410-770-9500 legal@terawulf.com

Eligible Assets	Bitcoin, Bitcoin Cash, Ether, Litecoin, and any other assets NYDIG Execution decides to support in the future

Agent, Principal and Best Execution	Unless otherwise directed by Client, NYDIG Execution will act as Client’s agent in executing Client Orders and, as Client’s agent, will seek the best execution available in the market in accordance with NYDIG Execution’s relevant policy for Client’s Orders. When acting as Client’s agent, unless otherwise agreed to with Client in writing, NYDIG Execution may exercise discretion in executing Client Orders, which may include discretion in executing against a NYDIG Execution customer or counterparty, on a digital asset exchange, or against NYDIG Execution or other NYDIG affiliate, unless Client specifies how an Order is to be executed.

Client may also specifically direct, with respect to a particular Order, that NYDIG Execution execute against Client’s Order as principal, in which case NYDIG Execution may provide an immediately executable price for the Order and NYDIG Execution will not have an obligation to seek best execution as for Orders executed as agent.

Commissions for Agency Trades (subject to change with 30 days’ notice)	When NYDIG Execution acts as Client’s agent, NYDIG Execution shall charge a commission of [***]% of the USD net trade proceeds for each trade.

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Fees for Principal Trades	[***]

This Digital Asset Execution Term Sheet (“Term Sheet”), together with the attached DIGITAL ASSET EXECUTION TERMS AND CONDITIONS (“Terms and Conditions”), form a DIGITAL ASSET EXECUTION AGREEMENT between NYDIG Execution and Client as of the Effective Date (the “Agreement”). This Term Sheet provides only a summary of certain terms and more details are in the Terms and Conditions; however, to the extent of any conflict between the Term Sheet and the Terms and Conditions, the Terms and Conditions shall control. Capitalized terms not defined in this Term Sheet have the meaning ascribed to them in the Terms and Conditions.

1 Transfers of digital assets from Client’s custodian, including, e.g., NYDIG Trust, may incur custody-related transfer fees, as specified in the relevant custody agreement or agreements.

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DIGITAL ASSET EXECUTION TERMS AND CONDITIONS

TABLE OF CONTENTS

1.	Definitions	4
2.	Services	6
3.	Execution of Transactions	6
4.	Orders	8
5.	Forks and Airdrops	9
6.	[Intentionally omitted]	10
7.	Extensions of Credit	10
8.	Client Representations, Warranties, Covenants and Agreements	10
9.	NYDIG Execution Representations and Warranties	12
10.	Taxation	12
11.	Risk Disclosure	13
12.	NYDIG Execution Not an Adviser or Fiduciary	14
13.	Limitation of Liability	15
14.	Indemnification	15
15.	Commissions, Fees and Costs	16
16.	Term and Termination	16
17.	Confidential Information	16
18.	Miscellaneous	17

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These DIGITAL ASSET EXECUTION TERMS AND CONDITIONS (“Terms and Conditions”), together with the attached DIGITAL ASSET EXECUTION TERM SHEET (“Term Sheet”), form a DIGITAL ASSET EXECUTION AGREEMENT between NYDIG Execution LLC (“NYDIG Execution”) and Client as of the Effective Date (the “Agreement”). This Agreement sets forth the terms and conditions pursuant to which NYDIG Execution is to execute digital assets transactions for Client. For the avoidance of doubt, the Term Sheet provides only a summary of certain terms and, to the extent of any conflict between the Term Sheet and the Terms and Conditions, the Terms and Conditions shall control.

In consideration of the mutual promises and upon the terms and conditions set forth below, Client and NYDIG Execution hereby agree as follows:

1.	Definitions

a.	“Agreement” has the meaning set forth in the preamble hereto.

b.	“Authorized Person” means Client (if Client is a natural person), an employee or officer of Client (if applicable), a third-party service provider (including an affiliate of Custodian) or any other individual who has been designated by Client in writing as authorized by Client to give Instructions to Custodian for or on behalf of Client.

c.	“Best Execution Policy” means NYDIG Execution’s best execution policy, as updated from time to time in NYDIG Execution’s sole discretion.

d.	“Client” has the meaning set forth in the Term Sheet.

e.	“Client Designated Security Procedure” has the meaning set forth in Section 4(b).

f.	“Client Tax” has the meaning set forth in Section 10(b).

g.	“Code” means the Internal Revenue Code of 1986, as amended.

h.	“Confidential Information” means, with respect to each party, information that (i) is clearly identified as confidential at the time of disclosure or (ii) would be assumed by a reasonable person to be confidential under the circumstances surrounding the disclosure, including current and potential business strategies, performance data, reports, marketing materials, computer software, data files, file layouts, databases, analyses, technical know-how, trade secrets, portfolio positions, valuations, investment or trading strategies, commitments and arrangements with service providers and other third parties, as well as any affiliate, director, officer, manager, shareholder, member, advisor, agent, employee, consultant, attorney, accountant, financing source, or other representative of each party.

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i.	“Control Agreement” means a Digital Asset Account Control Agreement dated March 11, 2022 by and among Client, NYDIG Execution and Wilmington Trust, National Association (on behalf of the lenders under a certain loan, guaranty and security agreement, dated as of December 1, 2021 and as amended as of July 1, 2022).

j.	“Custodians” has the meaning set forth in Section 3(e).

k.	“Custody Agreement” has the meaning set forth in Section 3(e).

l.	“Digital Asset Network” means a decentralized peer-to-peer network used to transfer a particular type of digital asset.

m.	“Eligible Assets” means digital assets with respect to which NYDIG Execution provides Services, as specified in writing by NYDIG Execution.

n.	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

o.	“External Deposit Account” has the meaning set forth in Section 3(c).

p.	“Fiat Currency” has the meaning set forth in Section 11(f).

q.	“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

r.	“NYDIG Execution” has the meaning set forth in the preamble hereto.

s.	“NYDIG Execution Designated Security Procedure” means the Security Procedures that NYDIG Execution will make available to Client from time to time for purposes of transmitting Orders as further referenced in in Section 4(b).

t.	“NYDIG Trust” means NYDIG Trust Company LLC, a duly chartered New York limited liability trust company.

u.	“Losses” has the meaning set forth in Section 13.

v.	“Order” has the meaning set forth in Section 2.

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w.	“Portal” means a web-based interface located at https://portal.nydig.com or such other website as NYDIG Execution may direct Client to from time to time.

x.	“Related NYDIG Execution Party” means each of NYDIG Execution, its officers, directors, members, affiliates, employees, agents and licensors.

y.	“Related Party” means, with respect to each party, its partners, officers, directors, direct or indirect parent entities, affiliates, employees and agents.

z.	“Services” means the trade execution services to be provided by NYDIG Execution to Client under this Agreement.

aa.	“Taxes” means all taxes, levies, imposts, duties, charges, assessments or fees of any nature (including such amounts that are collected by deduction or withholding) and including interest, penalties and additions thereto that are imposed by any taxing authority.

bb.	“Term Sheet” has the meaning set forth in the preamble hereto.

cc.	“Terms and Conditions” has the meaning set forth in the preamble hereto.

dd.	“Transaction” has the meaning set forth in Section 2.

ee.	“Virtual Currency” means digital units that are used as a medium of exchange or a form of digitally stored value.

2.	Services

Subject to the terms and conditions of this Agreement and a Control Agreement, if applicable, NYDIG Execution will provide to Client the Services, which may include (i) executing or arranging for the execution of transactions (each, a “Transaction” and collectively, “Transactions”) in Eligible Assets based on Client’s orders provided in accordance with Section 4 (each an “Order” and collectively, “Orders”) and (ii) any additional services made available to Client in connection with its Transactions.

3.	Execution of Transactions

a.	Other than when NYDIG Execution is directed by Client to execute a Transaction with Client as principal:

1.	NYDIG Execution will seek the best execution reasonably available for each Order, meaning that it will seek the most favorable price for the Order, taking into account all factors NYDIG Execution deems relevant, consistent with the Best Execution Policy; and

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2.	although NYDIG Execution is subject to actual or potential conflicts of interest as discussed in Section 11(a), NYDIG Execution will nevertheless comply with its Best Execution Policy and may adjust the prices obtained in connection with an Order for Client to be more favorable for Client.

b.	Client acknowledges that, in connection with executing Transactions, including Transactions in which NYDIG Execution is acting on an agency basis, Eligible Assets that Client is purchasing or selling may temporarily be processed through a NYDIG Execution customer account. In the event that NYDIG Execution holds Client’s Eligible Assets, NYDIG Execution will use reasonable care under the facts and circumstances prevailing in the market where performance is effected to safekeep customer assets, and Client’s assets will not be commingled with assets of NYDIG Execution.

c.	Client acknowledges that in connection with executing Transactions for the sale of Eligible Assets for cash, NYDIG Execution will transfer Client’s cash to a deposit account in Client’s name at a third party U.S. depository institution, pre-authorized by NYDIG Execution, which Client requests NYDIG Execution to transfer to (“External Deposit Account”).

d.	Client will enter into Transactions only for Client’s own benefit. Client acknowledges that, in connection with all Transactions, unless otherwise agreed to in writing between NYDIG Execution and Client, NYDIG Execution may execute Transactions as principal with Client’s prior consent or may arrange Transactions as agent. NYDIG Execution will confirm whether it executed a Transaction as principal or as agent in its post-trade confirmations. NYDIG Execution may send Client confirmations, statements, tax forms, and other documentation to Client via the Portal.

e.	Client acknowledges that it has entered or may in the future enter into one or more digital asset custodial agreement(s) with NYDIG Trust, NYDIG Execution, and/or one or more of their commonly controlled affiliates (all such parties and their successors and assigns, “Custodians”), which agreements may be amended from time to time (the “Custody Agreements”). Client hereby authorizes NYDIG Execution to give Instructions (as defined in the Custody Agreements) to Custodians as agent on Client’s behalf pursuant to the Custody Agreements as appropriate to conduct or facilitate Client Orders under this Agreement.

f.	Client acknowledges that NYDIG Execution may engage in trading in Eligible Assets for the proprietary accounts of NYDIG Execution or its affiliates or for the purpose of market making in Eligible Assets. Client further acknowledges that NYDIG Execution may engage in proprietary trading and market making in digital assets, including at times when Client has placed an Order with NYDIG Execution with respect to such digital assets. NYDIG Execution’s proprietary trading and market making transactions may be effected at terms

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better or worse than the prices received on Client’s Transactions, which could affect the value or terms of Transactions. NYDIG Execution will not take into account the affiliate or non-affiliate status of a customer when deciding how to execute Client’s Orders or orders of any other customer.

g.	Client acknowledges that the venues, platforms, and intermediaries through which NYDIG Execution may execute Client Orders may be subject to minimal regulation, and reliable pricing and liquidity information may not be available. Client acknowledges that NYDIG Execution may take into account a variety of factors in reasonably determining how to execute Client Orders.

h.	Custodian may rely on an affiliate that is U.S.-located and appropriately licensed and regulated to provide the Services as a service provider in providing the Services without approval from Client.

4.	Orders

a.	Unless otherwise explicitly provided for in this Agreement, NYDIG Execution will perform its duties under this Agreement pursuant to Orders.

b.	Client must deliver Orders in accordance with a security procedure designated by NYDIG Execution (“NYDIG Execution Designated Security Procedure”), unless Client elects to transmit an Order in accordance with a security procedure designated by an Authorized Person and acknowledged and accepted by NYDIG Execution in accordance with this Section 4(b) (“Client Designated Security Procedure”).

c.	NYDIG Execution has the right to reject all or any part of any request for an Order or instruction or cancellation of an existing Order or instruction that Client seeks to execute or cancel through NYDIG Execution. Without limiting the foregoing, NYDIG Execution has no responsibility for transmissions not received by NYDIG Execution or, if received by NYDIG Execution, which contain inaccurate terms. NYDIG Execution may execute a Transaction on the terms actually received by it. Notwithstanding the foregoing, NYDIG Execution will use its commercially reasonable efforts to carry out any instruction received by Client to cancel, modify or replace an Order where reasonably practicable.

d.	NYDIG Execution will not be deemed to have accepted an Order from Client until affirmatively accepted by NYDIG Execution through a written, electronic or telephonic acknowledgment. An Order will be considered executed, in whole or in part, only when NYDIG Execution confirms to Client in a written or electronic confirmation that all or the applicable portion of that Order has been filled. Notwithstanding the foregoing, NYDIG Execution will have no responsibility for any transactions that are deemed clearly erroneous by any regulatory body or any execution venue to which Client’s Order was routed. In addition to the foregoing, NYDIG Execution reserves the right to adjust, cancel, correct or take any other appropriate action when it deems a

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Transaction (whether executed manually or otherwise) to be erroneous in nature, even if that Transaction would not be subject to modification or cancellation as clearly erroneous under the rules of an execution venue.

e.	NYDIG Execution cannot and does not guarantee the value of Eligible Assets. NYDIG Execution does not control any Digital Asset Networks and therefore is not responsible for the services provided by any Digital Asset Networks – in particular, verifying and confirming transactions that are submitted to the Digital Asset Networks. Furthermore, notwithstanding Section 4(c), NYDIG Execution cannot cancel or reverse a transaction that has been submitted to a Digital Asset Network. Once a transaction request has been submitted to a Digital Asset Network, Client will subsequently not be able to cancel or otherwise modify Client’s transaction request. Client acknowledges and agrees that, to the extent NYDIG Execution did not cause or contribute to a loss Client suffers in connection with any Eligible Asset transaction initiated, NYDIG Execution will have no liability for that loss. NYDIG Execution has no control over the relevant Digital Asset Networks and therefore does not ensure that any transaction request NYDIG Execution submits to a Digital Asset Network will be completed. Client acknowledges and agrees that the transaction requests Client instructs NYDIG Execution to submit on a Digital Asset Network may not be completed, or may be substantially delayed, by that Digital Asset Network and NYDIG Execution is not responsible for any delay or any failure of completion caused by that Digital Asset Network. When Client provides Orders to NYDIG Execution, Client authorizes NYDIG Execution to submit Client’s transaction to the relevant Digital Asset Network in accordance with the Orders Client provides.

f.	In the event NYDIG Execution fails to execute a properly executable Order and fails to give Client notice of NYDIG Execution’s non-execution, NYDIG Execution will be liable only for Client’s actual damages. Notwithstanding anything in this Agreement to the contrary, NYDIG Execution will in no event be liable for any consequential, indirect, special or punitive damages under this Section 4, even if NYDIG Execution was advised of the possibility of such damages.

5.	Forks and Airdrops

a.	Unless specifically instructed by Client and agreed to by NYDIG Execution, an order to buy, sell, or take any other action related to a particular digital asset does not include an order to take such actions with respect to any fork or airdrop with respect to that digital asset.

b.	NYDIG Execution will use its commercially reasonable judgment to determine which post-fork digital asset is the same as the pre-fork digital asset.

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c.	If a fork or airdrop that creates potential rights to new amounts of existing digital assets or new digital assets happens with respect to Client’s digital assets as of a time when NYDIG Execution is in the process of executing an Order, Client’s right or potential right to such forks or airdrops may be lost forever or significantly or indefinitely delayed. NYDIG Execution shall have no liability with respect to such lost or delayed rights.

6.	[Intentionally omitted.]

7.	Extensions of Credit

NYDIG Execution may from time to time in its absolute discretion extend credit to Client in connection with Transactions hereunder in compliance with applicable law, including ERISA. Any extension of credit will be subject to the execution by Client of such additional agreement or agreements as NYDIG Execution may require from time to time.

8.	Client Representations, Warranties, Covenants and Agreements

Client represents, warrants, covenants and agrees, as of the date hereof and on each date on which Client provides an Order to NYDIG Execution, that:

a.	if Client is a legal entity, Client is duly authorized and validly existing under the laws of its jurisdiction or organization;

b.	Client has the power and authority to enter into this Agreement and to effect transactions through NYDIG Execution and, accordingly, this Agreement and any Transactions will be valid and legally binding obligations of Client enforceable in accordance with their respective terms;

c.	to the extent that Client acts as a broker-dealer, money services business or money transmitter, or is engaged in virtual currency business activity that requires licensure, Client has obtained all required licenses to do so;

d.	Client will not use the Services for any illegal purpose, including, but not limited to, laundering money, engaging in fraud or attempted fraud, or manipulating the digital asset markets;

e.	Client is not itself, nor is it an entity that is, an entity owned or controlled by any person or entity that is, or conducting any activities itself or on behalf of any person or entity that is (A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, or any other Governmental Authority with jurisdiction over NYDIG Execution or the Services with respect to U.S. sanctions laws; (B) identified on the Denied Persons, Entity, or Unverified Lists of the U.S. Department of Commerce’s Bureau of Industry and Security; or (C) located, organized or resident in a country or territory that is, or whose

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government is, the subject of U.S. economic sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, or Syria;

f.	Client will effect all Transactions with NYDIG Execution in compliance with all applicable laws, rules and regulations to which Client is subject, including, but not limited to, those laws, rules and regulations that prohibit Transactions on the basis of material non-public information;

g.	Client will cooperate with any reasonable request NYDIG Execution makes in connection with responding to formal or informal inquiries made by exchanges or regulatory, self-regulatory or governmental authorities in connection with the Services;

h.	to the extent that Client is not precluded from doing so by law, Client will promptly notify NYDIG Execution of any legal proceedings or formal or informal inquiries made by exchanges or regulatory, self-regulatory or governmental authorities pertaining to Client’s business activities relating to digital assets;

i.	Client has all rights, permissions and approvals necessary and does not require the consent of any third party (including Wilmington Trust, National Association or the lenders under that certain loan, guaranty and security agreement, dated as of December 1, 2021 and as amended as of July 1, 2022 that Client has entered into with certain third party lenders), to effect all proposed Transactions;

j.	Any Client Transactions under this Agreement will not violate the terms of that certain loan, guaranty and security agreement, dated as of December 1, 2021 and as amended as of July 1, 2022 that Client has entered into with certain third party lenders;

k.	if the Control Agreement is in effect, Client is the lawful owner of all digital assets it sends to NYDIG Execution in connection with a Transaction (including digital assets that are sent to NYDIG Execution on Client’s behalf, including through transfers from NYDIG Trust and/or NYDIG Execution under the Custody Agreements), and that title and ownership to such digital assets will pass to the purchaser of such digital assets free and clear of liens, claims, charges, encumbrances and transfer restrictions (assuming that cash owing to Client from any such Transaction is settled directly into an External Deposit Account);

l.	if the Control Agreement is no longer in effect, Client is the lawful owner of all digital assets it sends to NYDIG Execution in connection with a Transaction (including digital assets that are sent to NYDIG Execution on Client’s behalf, including through transfers from NYDIG Trust and/or NYDIG Execution under the Custody Agreements), free and clear of all liens, claims, charges, encumbrances and transfer restrictions, except any liens in favor of NYDIG Execution or NYDIG Trust;

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m.	in the event that Client is, or is acting on behalf of or with assets of, a “benefit plan investor” within the meaning of Section 3(42) of ERISA, (A) none of NYDIG Execution or any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to Client or its assets, and none of them is a fiduciary under ERISA or the Code, with respect to Client or its assets, in each case, in connection with the Services, (B) Client has determined in good faith that it will receive no less, nor pay no more (as applicable), than “adequate consideration” within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code with respect to the Services and the Transactions, and, in making such determination, has engaged in a prudent investigation of the circumstances and applied sound business valuation principles in determining the fair market value of the consideration involved with respect to the Services and the Transactions and (C) Client has determined that the fees paid to Custodian constitute reasonable compensation for purposes of Section 408(b)(2) of ERISA; and

n.	Any Client Transactions under this Agreement will be for Client’s own account and not on behalf of or for the benefit of any third party.

9.	NYDIG Execution Representations and Warranties

NYDIG Execution represents and warrants to Client that:

a.	it is duly organized and existing under the laws of Delaware, validly existing and in good standing under the laws of its jurisdiction of organization, has all corporate powers required to carry on its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary;

b.	it has and will maintain any material necessary consents, permits, licenses, approvals, authorizations or exemptions of any government or other regulatory authority or agency in the United States or any other country required to fully and timely provide the Services to Client;

c.	the use of the Services will not infringe on the intellectual property rights of any third party; and

d.	NYDIG Execution is the lawful owner of all digital assets it sells to Client in connection with a Transaction, free and clear of all liens, claims, charges, encumbrances and transfer restrictions.

10.	Taxation

Client is liable for all Taxes imposed with respect to or arising from any Services performed under this Agreement (other than such Taxes that are in the nature of income taxes imposed with respect to NYDIG Execution) (any such tax, a “Client Tax”). Client will indemnify NYDIG Execution any Client Tax, and any

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expenses related thereto, other than any Client Tax arising out of NYDIG Execution’s gross negligence, bad faith, or willful misconduct. Client acknowledges that NYDIG Execution may, or may instruct the applicable withholding agent to, withhold and remit to the appropriate Governmental Authority the amount of any Client Tax that NYDIG Execution is advised by counsel to withhold. Client also acknowledges that NYDIG Execution may, or may instruct another party to, report a Transaction to the Internal Revenue Service or other Governmental Authority if advised to do so by counsel. Upon execution of this Agreement, Client will deliver to NYDIG Execution a properly completed and executed Internal Revenue Service Form W-8 or W-9 appropriate to Client’s circumstances.

11.	Risk Disclosure

NYDIG Execution hereby notifies Client, and Client hereby acknowledges, that:

a.	NYDIG Execution and its affiliates have interests that may differ from, and conflict with, Client’s interests, as described in Appendix A; these interests and conflicts may change over time and NYDIG Execution may provide notice of such changes to these conflicts of interest to Client; any updated or amended description of conflicts of interest shall replace or supplement, as appropriate, Appendix A as part of this Agreement;

b.	Virtual Currencies are not legal tender, are not backed by the government, and accounts and value balances are not subject to Federal Deposit Insurance Corporation or Securities Investor Protection Corporation protections;

c.	legislative and regulatory changes or actions at the state, federal, or international level may adversely affect the use, transfer, exchange, and value of Virtual Currency;

d.	transactions in Virtual Currency may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions may not be recoverable;

e.	some Virtual Currency transactions shall be deemed to be made when recorded on a public ledger, which is not necessarily the date or time that the customer initiates the transaction;

f.	the value of Virtual Currency may be derived from the continued willingness of market participants to exchange government-issued currency that is designated as legal tender in its country of issuance through government decree, regulation, or law (“Fiat Currency”) for Virtual Currency, which may result in the potential for permanent and total loss of value of a particular Virtual Currency should the market for that Virtual Currency disappear;

g.	there is no assurance that a person who accepts a Virtual Currency as payment today will continue to do so in the future;

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h.	the volatility and unpredictability of the price of Virtual Currency relative to Fiat Currency may result in significant loss over a short period of time;

i.	the nature of Virtual Currency may lead to an increased risk of fraud or cyber- attack;

j.	the nature of Virtual Currency means that any technological difficulties experienced by NYDIG Execution may prevent the access or use of Client’s Virtual Currency; and

k.	any bond or trust account maintained by NYDIG Execution for the benefit of its customers may not be sufficient to cover all losses incurred by customers.

12.	NYDIG Execution Not an Adviser or Fiduciary

Client represents that it is capable of assessing the merits (on its own behalf or through independent professional advice), and understands and accepts, the terms and conditions set forth in this Agreement and any Transactions it may undertake with NYDIG Execution. Client acknowledges that (a) NYDIG Execution is not (i) acting as a fiduciary for or an adviser to Client; (ii) advising it, performing any analysis, or making any judgment on suitability of any Transaction; or (iii) offering any opinion, judgment or similar information pertaining to the nature, value, potential or suitability of any particular investment or Transaction, (b) NYDIG Execution does not guarantee or warrant the accuracy, reliability or timeliness of any information that NYDIG Execution may from time to time provide or make available to Client, (c) NYDIG Execution may take positions in financial instruments discussed in the information provided to Client (which positions may be inconsistent with the information provided) and may execute Transactions for itself or others in those instruments, and (d) NYDIG Execution may provide services to other customers and may act for itself. Client agrees that (x) it is solely responsible for monitoring compliance with its own internal restrictions and procedures including, without limitation, investment guidelines and settlement/wiring procedures (whether or not NYDIG Execution is in possession or has knowledge of those restrictions and procedures), and with applicable law and (y) NYDIG Execution will not be obliged to assess whether a Transaction is appropriate or legal for Client. No advice provided by NYDIG Execution has formed or will form a primary basis for any investment decision by or on behalf of Client. NYDIG Execution may make available certain information about Eligible Assets and investment strategies, including its own research reports and market commentaries as well as materials prepared by others. None of this information is personalized or in any way tailored to reflect Client’s individual financial circumstances or investment objectives and the Eligible Assets or investment strategies discussed might not be suitable for Client. Therefore, Client should not view the fact that NYDIG Execution is making this information available as a recommendation to Client of any particular Eligible Asset or investment strategy.

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13.	Limitation of Liability

No Related NYDIG Execution Party will have any liability, contingent or otherwise, to Client, Client’s third party lenders, or any third parties for any losses, liabilities, judgments, suits, actions, proceedings, claims, damages, costs, awards, fines, penalties, settlements or other expenses (including attorneys’ fees and disbursements), whether direct, indirect, special, incidental or consequential (collectively, “Losses”) arising from or occurring in connection with this Agreement, its performance or breach thereof, even if NYDIG Execution knew of the possibility of those Losses, except if the Losses are found to have resulted solely from the gross negligence, willful misconduct or fraud of NYDIG Execution. Additionally, no Related NYDIG Execution Party will have any liability to Client or any third party for errors made by any third-party connection or communication service in reading, processing or executing Client’s orders, except as may arise from NYDIG Execution’s gross negligence, willful misconduct or fraud. Client is solely responsible for any losses, damages or costs resulting from Client’s reliance on any data or information that NYDIG Execution may provide in connection with Client’s use of the Services. Client will make its own independent decision to use NYDIG Execution to execute any Transaction, and Client acknowledges and agrees that its use of the Services may not serve as the primary basis for any of Client’s investment or trading decisions concerning Client’s proprietary accounts. NYDIG Execution does not provide accounting, tax, legal or investment advice, is not serving in a fiduciary capacity and will have no fiduciary or similar obligations to Client. Finally, NYDIG Execution will have no liability for the acts or omissions of any third parties providing any goods or services pursuant to this Agreement.

14.	Indemnification

a.	Client will indemnify and hold harmless the Related NYDIG Execution Parties from and against all Losses resulting from any third-party action arising from or otherwise related to Client’s: (i) breach of the terms of this Agreement, (ii) violation of any applicable law, rule or regulation in effecting Transactions through NYDIG Execution (whether manually or otherwise), (iii) any of the Related NYDIG Execution Parties acting in reliance on any instruction, notice or demand of request (in whatever form delivered) which that Related NYDIG Execution Party was given by Client, or (v) other acts or omissions in connection with the routing of Orders to, or the execution of Transactions with, NYDIG Execution (whether manually or otherwise). The provisions of this Section 14 will not apply in any instance where it is determined that Losses are solely the result of NYDIG Execution’s gross negligence, willful misconduct or fraud.

b.	In any instance where NYDIG Execution is entitled to indemnification under this Section 14, Client will cooperate with NYDIG Execution as fully as reasonably required in the defense of any third-party claim. Client will have

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the right to assume the exclusive defense of any third-party claim subject to these indemnity provisions; provided, however, that Client will not, in any event, settle any matter without obtaining the prior written consent of NYDIG Execution unless that settlement contains a full release of the Related NYDIG Execution Parties and does not otherwise require an admission of liability, culpability, guilt or fault by a Related NYDIG Execution Party.

c.	NYDIG Execution agrees to indemnify, defend and hold harmless Client and its officers, directors, members, affiliates, direct and indirect parent entities, employees, agents and licensors from and against any Losses arising out of (i) any breach of NYDIG Execution’s representations set forth herein, including, without limitation, the infringement of a third party’s intellectual property rights; or (ii) any claims caused directly or indirectly by NYDIG Execution’s gross negligence, willful misconduct or fraud in performing the Services.

d.	For the avoidance of doubt, the indemnification provisions in this Section 14 will survive any termination of this Agreement.

15.	Commissions, Fees and Costs

NYDIG Execution may deduct from the proceeds of any trade the commissions, fees, or related costs of such trade as set forth in the Term Sheet attached hereto, as amended from time to time by NYDIG Execution upon thirty (30) days’ notice. For any commissions, fees, or costs not so deducted, Client will pay to NYDIG Execution, upon demand, those commissions, fees and related costs set forth in the Term Sheet attached hereto, as amended from time to time by NYDIG Execution upon 30 days’ notice.

16.	Term and Termination

Either NYDIG Execution or Client may terminate this Agreement upon thirty (30) days prior written notice to the other party. Termination will not release either party from any liability or responsibility that arose from or occurred in connection with this Agreement prior to the termination. NYDIG Execution may suspend, change, limit, modify or terminate, without prior notice, all or any part of the Services provided herein or Client’s access to those Services; provided, however, that NYDIG Execution will use reasonable efforts to notify Client, as soon as reasonably practicable, if any of the foregoing events occur.

17.	Confidential Information

a.	Without the prior written consent of the other party, neither party will (i) use the name of the other party, or the name of any of the other party’s Related Parties, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation of the other party or its affiliates in advertising, publicity, or otherwise; (ii) represent (directly or indirectly) that any product or any service provided by the party has been approved or

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endorsed by the other; or (iii) except as required by applicable law or legal, regulatory or self-regulatory process, disclose the terms of this Agreement to any third party.

b.	Except as set forth herein, each party undertakes not to disclose to any person or persons any Confidential Information of the other that they may acquire in the course of their performance of this Agreement, other than its employees, consultants, advisors or representatives who have a need to know the information in connection with this Agreement.

c.	Notwithstanding the foregoing, Confidential Information does not include information which (1) at the time of disclosure or thereafter is generally available to and known by the public in a manner that does not violate this Agreement, (2) was lawfully in the receiving party’s possession without any restriction on use or disclosure prior to its disclosure hereunder, as shown by written records or may be evidenced by reasonable records, (3) was or becomes available to the receiving party from a source other than the disclosing party and who the receiving party is not aware is under a confidentiality obligation to the disclosing party, or (4) is required to be disclosed by the receiving party pursuant to a court order or other regulatory authority; provided, however, that prior to the disclosure of such information, the receiving party must give notice (to the extent permitted by applicable law) to the disclosing party of the required disclosure, and the disclosing party will be entitled to seek a protective order to prevent the disclosure of the information.

d.	For the avoidance of doubt, the confidentiality provisions in this Section 17 will continue in full force and effect in the event this Agreement is terminated.

18.	Miscellaneous

a.	Headings; Internal References. When a reference is made in this Agreement to Sections or Appendices, such reference shall be to a Section or Appendix to this Agreement unless otherwise indicated. The table of contents, if any, and headings contained in this Agreement are for convenience and reference purposes only and shall not be deemed to alter or affect in any way the meaning or interpretation of any provisions of this Agreement.

b.	Counterparts. This Agreement may be signed in any number of counterparts, each of which must be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party hereto has received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement will have no effect and no party will have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any

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rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

c.	Electronic Documents. Client consents to the delivery of confirmations, any other required or optional communication or agreement under any applicable law or regulation by e-mail, Web site or other electronic means, including through the Portal, subject to compliance with applicable law. Any such documents that are delivered to Client electronically are deemed to be “in writing.” If Client’s signature or acknowledgment is required or requested with respect to any such document and Client (if a natural person) or an authorized representative of Client “clicks” in the appropriate space, Client will be deemed to have signed or acknowledged the document to the same extent and with the same effect as if Client had signed the document manually. Client acknowledges its understanding that Client has the right to withdraw its consent to the electronic delivery and signature of documents at any time by providing prior written notice.

d.	Notices. All notices, requests and other communications to any party hereunder must be in writing (including e-mail transmission, so long as a confirmation of receipt of any e-mail transmission is requested and received) and must be given, if to Client:

Lake Mariner Data LLC

9 Federal Street

Easton, MD 21601

Attention: Legal Department

Email: legal@terawulf.com

if to NYDIG Execution:

NYDIG Execution LLC

510 Madison Avenue, 21st Floor

New York, New York 10022

Attention: Legal Department

Email: legal@nydig.com

or such other address as a party may hereafter specify for the purpose by notice to the other party hereto. Each of the foregoing addresses will be effective unless and until notice of a new address is given by the applicable party to the other party in writing. Notice will not be deemed to be given unless it has been received.

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e.	Relationship of the Parties. Nothing in this Agreement will be deemed or is intended to be deemed, nor will it cause, Client and NYDIG Execution to be treated as partners, joint ventures, or otherwise as joint associates for profit.

f.	Governing Law. This Agreement is governed by and is to be construed in accordance with the law of the State of New York, without giving effect to the conflicts of law rules of that state.

g.	Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby will be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of those courts has subject matter jurisdiction over the suit, action or proceeding, and that any cause of action arising out of this Agreement will be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on that party as provided in Section 17(c) will be deemed effective service of process on that party. Each party hereby knowingly, voluntarily and intentionally waives any right (to the fullest extent permitted by applicable law) to a trial by jury of any dispute arising out of, under or relating to, this Agreement and agrees that any such dispute shall be tried before a judge sitting without a jury.

h.	Claims. It is the intention of the parties that no party other than parties to this Agreement will have or assert any rights, claims or remedies against any party in respect of any action, omission, failure or neglect in the performance of any responsibilities referred to in this Agreement.

i.	Modifications, Amendments and Waivers. NYDIG Execution may modify or amend the terms and conditions of this Agreement (i) in order to decrease commissions after providing 30 days’ advance notice to Client or (ii) for any other reason with Client’s prior consent. The parties may agree, memorialized in writing signed by both parties, to modify or amend this Agreement at any time. Any provision of this Agreement may be waived if, but only if, the waiver is in writing and is signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder operates as a waiver thereof nor may any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right,

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power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

j.	Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns but the parties agree that no party may assign its rights and obligations under this Agreement without the prior written consent of the other parties, which consent may not be unreasonably withheld or delayed, except that NYDIG Execution may assign its rights and obligations under the Agreement to any affiliate of NYDIG Execution that is chartered or licensed to provide the Services or to any entity which succeeds to all or substantially all of the assets and business of NYDIG Execution without the prior written consent of Client. Before an assignment to NYDIG Trust, any extensions of credit outstanding that would be impermissible for NYDIG Trust to extend shall be closed out.

k.	Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter of this Agreement, except that any non-disclosure agreement or agreements previously entered into between the parties hereto continue to be in force.

l.	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated so long as the economic or legal substance of the Services contemplated hereby is not affected in any manner materially adverse to either party. Upon such a determination, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Services contemplated hereby be consummated as originally contemplated to the fullest extent possible.

m.	No Advice. Client acknowledges that NYDIG Execution is not providing, and it is not relying on NYDIG Execution to provide, any legal, tax, or investment advice in providing the Services.

n.	No Third-Party Beneficiaries. A person who is not a party to this Agreement has no right to enforce any term of this Agreement.

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Each of the undersigned has caused this Agreement to be executed by its duly authorized officer.

Lake Mariner Data LLC	NYDIG Execution LLC

By: /s/ Mila Barrett	By: /s/ Danielle Olverd

Name: Mila Barrett	Name: Danielle Olverd

Title: Secretary	Title: Counsel

Date: September 16, 2022	Date: September 16, 2022

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Appendix A – Disclosure of Risks Related to Potential Conflicts of Interest

NYDIG Execution and its affiliates have interests that may differ from, and conflict with, Client’s interests. As a result of these conflicts, NYDIG Execution may have an incentive to favor its own interests and the interests of its affiliates over Client. NYDIG Execution has certain policies and procedures in place that are designed to mitigate the potential conflicts identified below, but there is no guarantee that NYDIG Execution will be successful in identifying or fully mitigating those conflicts as they may arise. This disclosure does not provide an exhaustive list of the potential conflicts of interest that may arise between NYDIG Execution and Client.

These potential conflicts include:

Allocation of Limited Trading Opportunities. A potential conflict of interest may arise as a result of NYDIG Execution’s management of a number of customer accounts. In addition, NYDIG Execution may be involved in digital asset trading transactions for its own account or for the accounts of customers.

In certain cases, NYDIG Execution may be in the process of executing large orders from other customers when it receives Client’s order. Alternatively, while it is in the process of executing a large order for Client, NYDIG Execution may receive additional orders from other customers. In such cases, NYDIG Execution will apply procedures designed to ensure the fair and equitable combination and allocation of simultaneous customer orders. There is no guarantee, however, that the policies and procedures adopted by NYDIG Execution will be able to detect and/or prevent every situation in which an actual or potential conflict may appear.

NYDIG Execution may be aware of digital assets available for purchase or sale that would satisfy orders received both from Client and other customers of NYDIG Execution, which includes NYDIG Execution affiliates. However, these trading opportunities may not be of sufficient quantities for both Client and other customers to participate fully. Such opportunities will be allocated among these several customers with the possible result that Client may not be allocated the full amount of the purchase or sale. NYDIG Execution may aggregate purchases or sales across multiple clients if a decision is made to buy or sell digital assets by Client and other customers simultaneously.

Business Opportunities and Related Activities. NYDIG Execution and its affiliates engage in a broad spectrum of other activities. In the ordinary course of their business activities, including, but not limited to, activities with other customers, NYDIG Execution and its affiliates may engage in activities where the interests of NYDIG Execution, its affiliates, or their customers may conflict with the interests of Client. In addition, NYDIG Execution and/or its affiliates or personnel may become aware of and be required to forego certain potentially beneficial trading opportunities for Client as a result of their access to confidential information received as a result of activities or relationships unrelated to providing trade execution services to Client.

Variation in Compensation. NYDIG Execution will charge different customers different prices for its services, which may incentivize NYDIG Execution to favor certain customers over others.

Trading by NYDIG Execution and Affiliates. NYDIG Execution and its affiliates may trade in the same digital assets as Client, including at the same time as Client, and including in positions that are opposite to those taken by Client. NYDIG Execution will not inform Client of those trades unless NYDIG Execution is trading with Client as principal. In addition, a conflict of interest could occur if NYDIG Execution is aware of customer orders or imminent customer orders and executes a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge.

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Appendix B

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